Veramark Reports Fourth Quarter 2009 Results

PITTSFORD, NY -- (Marketwire - February 11, 2010) - Veramark Technologies Inc. (OTCBB: VERA), a leading provider of Telecom Expense Management (TEM) solutions, today announced financial results for its fourth quarter, which ended December 31, 2009. For the fourth quarter of 2009, Veramark reported a net loss of $68,000, or $0.01 per share, on revenues of $2,634,000. For the same quarter of 2008, the company had reported a profit of $59,000 on revenues of $2,740,000. For the full year ended December 31, 2009, Veramark's net loss totaled $1,140,000, or $0.12 per share, which compares with a net loss of $431,000, or $0.04 per share, for the year ended December 31, 2008. Revenues of $10,146,000 for 2009 decreased 5% from revenues of $10,674,000 a year ago.

Tony Mazzullo, Veramark's President and Chief Executive Officer, stated, "We narrowed our operating losses significantly during the last two quarters of 2009 and continue to build our embedded backlog as we enter 2010. As evidence of that progress, orders for TEM and BPO products and services increased 78% in 2009 from the prior year. That growth in TEM and BPO products, sold under multi-year contracts, should provide a predictable and recurring revenue stream going forward."

"In 2009, we made a decision to invest in product development and innovation, despite the pressures on pricing and sales lead times caused by the recession," according to Mr. Mazzullo. "We believe that our strategic investments helped drive significant increases in our TEM and BPO businesses while our more traditional products experienced a decline."

Mr. Mazzullo will host a Veramark teleconference to discuss the 2009 fourth quarter results on Friday, February 12, 2010, at 11:00 AM Eastern Time. To access the conference call, dial (800) 920-3371.

About Veramark Technologies, Inc.

Veramark is a leading provider of innovative enterprise solutions for telecom and IT expense and performance management. Veramark solutions provide visibility into operational expenses and generate actionable business intelligence to help organizations reduce spend and optimize business processes. Veramark solutions, which include software and services for Telecom Expense Management (TEM), call accounting, and Business Process Outsourcing (BPO), enable best practices for managing complex unified communications networks on a global scale. For more information, visit www.veramark.com

                        VERAMARK TECHNOLOGIES, INC.
                  CONDENSED STATEMENT OF OPERATIONS DATA
                                (Unaudited)

                           Fourth Quarter Ended
                            December 31, 2009

                                                        2009          2008
                                                ------------  ------------
Sales                                           $  2,633,696  $  2,739,666
                                                ============  ============
Income (Loss) Before Taxes                           (67,765)       58,684
Income Taxes                                               -             -
                                                ------------  ------------
Net Income (Loss)                               $    (67,765) $     58,684
                                                ============  ============
Net Income (Loss) Per Basic Share               $      (0.01) $       0.01
                                                ============  ============
Net Income (Loss) Per Diluted Share             $      (0.01) $       0.01
                                                ============  ============

                             Fiscal Year Ended
                             December 31, 2009

                                                        2009          2008
                                                ------------  ------------
Sales                                           $ 10,146,280  $ 10,673,891
                                                ============  ============
Loss Before Taxes                                 (1,140,141)     (431,411)
Income Taxes                                               -             -
                                                ------------  ------------
Net Loss                                        $ (1,140,141) $   (431,411)
                                                ============  ============
Net Loss Per Basic Share                        $      (0.12) $      (0.04)
                                                ============  ============
Net Loss Per Diluted Share                      $      (0.12) $      (0.04)
                                                ============  ============

Veramark, VeraSMART, and eCAS are registered trademarks of Veramark Technologies, Inc. All other trademarks are the property of their respective owners.

This report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes in the marketing strategies of major distributors.

Media Contact:
Tony Mazzullo
President and CEO
Veramark Technologies, Inc.
(585) 381-6000
tmazzullo@veramark.com